QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.2

Regulations of the Board
and Committee Charters
of Novartis AG

Effective: 15 April 2003

Novartis AG
CH-4002 Basel
Switzerland

© 2003, Novartis AG

Table of contents

Regulations of the Board of Novartis AG
Section 1	General Provisions
Section 2	Board of Directors
Section 3	Committees of the Board of Directors
Section 4	Chairman and Chief Executive Officer, Vice Chairmen, Lead Director, Deputy Chief Executive Officer
Section 5	Executive Committee
Section 6	Internal Audit
Section 7	Effectiveness, Amendments
Charter	The Chairman's Committee of Novartis AG
Charter	The Compensation Committee of Novartis AG
Charter	The Audit and Compliance Committee of Novartis AG
Charter	The Corporate Governance Committee of Novartis AG
Appendix	Summary of Independence Criteria for Board and Audit Committee

Regulations of the Board of Novartis AG

        Based on Article 26 of the Articles of Incorporation of Novartis AG (the "Company"), the Board of Directors promulgates the following Regulations.

        These Regulations govern the internal organisation as well as the duties, powers and responsibilities of the following executive bodies and persons of the Company:

  —
  Board of Directors;

  —
  Committees of the Board;

  —
  Chairman of the Board;

  —
  Vice Chairmen;

  —
  Lead Director;

  —
  Chief Executive Officer; and

  —
  Executive Committee (including its sub-committees).

        All references to functions in these Regulations shall apply to both male and female persons.

Section 1    General Provisions

Article 1    Duty of Care and Loyalty

        Each member of the Board of Directors, the Committees of the Board, or the Executive Committee shall at all times safeguard and further the interests of the Company, and shall take such steps as are necessary to best protect the interests of the Company.

Article 2    Conflict of Interests

        No member of the Board of Directors, the Committees of the Board, or the Executive Committee shall participate in the deliberations and resolutions on matters which affect, or reasonably might affect, the interests of such member or of a person close to such member.

Article 3    Confidentiality

        Each member of the Board of Directors, the Committees of the Board, or the Executive Committee shall at all times keep strictly confidential all information—except information which already is in the public domain—relating to the Company and its affiliated companies (the "Group") which such member has learned during the exercise of his duties. This obligation and duty shall continue even after the term of office of such member has expired.

        Business documents of the Company and the Group shall be returned by such members at the latest at the expiry of their term of office.

Article 4    No Representation of Members

        A member of the Board of Directors, the Committees of the Board, or the Executive Committee who is not able to be present at or participate in a meeting of such executive body may not be represented by another member of such body or any other person.

Article 5    Quorum, Majority Requirements

        Unless stated otherwise in these Regulations, a quorum shall exist for any meeting of the Board of Directors, the Committees of the Board, or the Executive Committee, if there are present at least the majority of the duly elected or appointed members.

        Resolutions of the Board of Directors, the Committees of the Board and the Executive Committee require the affirmative vote of the majority of the votes cast.

        In the event of a tie vote on any issue (i) in a Committee of the Board, the full Board shall decide the issue and (ii) in the Executive Committee, the Chief Executive Officer shall decide the issue.

Article 6    Form of Meetings and Resolutions

        The decisions of the Board of Directors, the Committees of the Board and the Executive Committee shall be minuted.

        Meetings of the Board of Directors, the Committees of the Board and the Executive Committee may be held in any location determined by the Chairman of the Board or the chairperson of the respective Committees.

        Meetings may also be held and resolutions may also be adopted by telephonic communication, or by means of a written document circulated among all members of the Board of Directors, the Committees of the Board, or the Executive Committee, respectively, unless a member of such body requests oral deliberation.

Article 7    Secretary, Minutes

        The Board of Directors, the Committees of the Board and the Executive Committee each shall appoint a secretary who need not be a member of such body.

        The secretary of each such body shall keep the minutes of meetings which shall contain all resolutions adopted at the meeting. If meetings are held by telephone, or resolutions are passed in writing, the secretary shall record such resolutions in minutes and communicate the outcome to the members of the respective body as soon as practicable.

Article 8    Participation of Non-Members

        Persons not being a member of the Board of Directors, the Committees of the Board or the Executive Committee may participate in meetings of such bodies if their expertise is required and they have been invited by the chairperson of the respective body. Such persons shall not participate in any resolutions.

Article 9    Application of General Provisions to other Management Committees

        The Articles 1-8 shall analogously apply to all other management committees of the Company and their members.

Article 10    The Business and Corporate Separateness

        The Company is a holding company which directly or indirectly owns a global group of subsidiaries which conduct business operations (the "Business"). To ensure the proper functioning of the Business in the interests of its shareholders and to comply with various requirements imposed by relevant laws and regulatory authorities, the Board of Directors shall supervise and, where necessary and appropriate, co-ordinate the Business by providing overall guidance and support.

        Each company in the Group ("Group company") shall be legally separate from all other companies in the Group and shall manage its business independently through its respective board of directors or other top local management body. No Group company shall operate the business of another Group company nor shall any Group company be the agent of any other Group company.

Section 2    Board of Directors

Article 11    Duties of the Board

        The Board of Directors is the ultimate executive body of the Company. It shall resolve all business matters which are not reserved to the authority of the General Meeting of Shareholders or to other executive bodies of the Company by law, the Articles of Incorporation or these Regulations.

        Directors have full and unrestricted access to management and employees of the Company and the affiliated companies in their execution of their duties.

        In particular, the Board of Directors shall have the following duties:

  a)
  to undertake the ultimate direction of the Business, including, without limitation, the promulgation of resolutions and the giving of necessary instructions or overall guidance and support regarding the following matters:

  —
  the strategic direction of the Business;

  —
  the entry into new areas of activity and the withdrawal from existing areas of the Business;

  —
  acquisitions and divestments of companies, participations in companies or businesses, or incorporations or liquidations of companies or businesses, if such matters are of fundamental significance to the Business;

    —
    the opening and closing down of sites of fundamental significance to the Business;

    —
    the institution and defence of legal proceedings of fundamental significance to the Business;

    —
    the setting of financial targets and financial means to reach such targets;

    —
    the promulgation of corporate policies, in particular on financial matters, investments, personnel matters, leadership, corporate citizenship, communication and safety and environmental protection and overseeing management's compliance therewith; and

    —
    the adoption from time to time of further regulations and instructions regarding the organisation of the Business and the duties and responsibilities of the executive bodies;

  b)
  the determination of the organisation of the Company and the Group;

  c)
  the manner of governance of the Company, including the adoption of principles of corporate governance from time to time that are in the best interests of the Company and its stakeholders;

  d)
  the structuring of the accounting system and of the financial controls as well as the financial planning;

  e)
  the approval of the annual reports of the Company and the Group and the corresponding financial results releases;

  f)
  the appointment, removal, and the determination of duties and responsibilities of the persons entrusted with the management of the Company, in particular:

  —
  the Chairman and Chief Executive Officer;

  —
  the members of the Committees of the Board;

  —
  the members of the Executive Committee;

  —
  the Head of Internal Audit; and

  —
  such other persons as the Board of Directors may determine, from time to time, as having a significant impact on the Business;

  g)
  the determination of those persons who shall have signatory power for the Company and the manner in which such persons may sign on behalf of the Company;

  h)
  the ultimate supervision of the persons entrusted with the management of the Business, specifically in view of their compliance with the law, the Articles of Incorporation, these Regulations and other applicable regulations and instructions;

  i)
  the preparation of the Meetings of Shareholders and of business reports and such other documents and information as are required for the Meetings of Shareholders and to carry out the resolutions adopted at the Meetings of Shareholders;

  j)
  the notification of the court if liabilities exceed assets;

  k)
  the adoption of resolutions concerning an increase of the share capital to the extent that such power is vested in the Board of Directors (Article 651 paragraph 4 of the Swiss Code of Obligations), as well as resolutions concerning confirmation of capital increases and respective amendments to the Articles of Incorporation;

  l)
  the determination of the remuneration of its members, based on the proposals of the Compensation Committee;

  m)
  the determination of (i) whether or not a Board member is independent and (ii) whether or not the members of the Audit and Compliance Committee meet the financial literacy and expertise standards, both as required by applicable laws, regulations and listing standards; and

  n)
  the approval of other business if such business exceeds the authority delegated from time to time by the Board of Directors to the Committees of the Board or to the Executive Committee.

Article 12    Delegation of Management

        With the exception of the matters mentioned in Article 11 hereof, and such other matters which fall within the authority of the Board of Directors by law, the Articles of Incorporation and these Regulations, the Board of Directors delegates to the Executive Committee the management of the business of the Company pursuant and subject to these Regulations.

Article 13    Meetings, Agenda

        The Board of Directors shall meet at the invitation of its Chairman as often as may be required.

        Invitations for meetings of the Board of Directors shall set forth the agenda for the meeting and shall be issued at least ten days in advance, except in urgent matters.

        Also any member of the Board of Directors may cause the calling of a meeting for a specific purpose or the inclusion of a certain item on the agenda. Such requests must be submitted to the Chairman in writing at least ten days prior to the meeting.

        The Chairman shall take the chair at the meetings of the Board of Directors.

        The independent members of the Board shall meet regularly in separate sessions.

Article 14    Special Measures

        No quorum is required for meetings at which the sole order of business is to deliberate and approve resolutions providing for the confirmation of capital increases or the amendment of the Articles of Incorporation in connection with the increase of the share capital.

        The adoption of resolutions on items not on the agenda requires the affirmative vote of at least two thirds of the members present at such meeting.

Article 15    Right to Request Information

        The members of the Board of Directors shall have the right to request information and inspection pursuant to Article 715a of the Swiss Code of Obligations.

Article 16    Authorised Signatories

        The only members of the Board of Directors who shall be autho-rised to sign documents on behalf of the Company shall be the members of the Chairman's Committee. Any such documents must be signed jointly by two members of the Chairman's Committee.

Section 3    Committees of the Board of Directors

Article 17    Committees of the Board

        The Board of Directors shall form the following permanent committees:

  —
  Chairman's Committee;

  —
  Compensation Committee;

  —
  Audit and Compliance Committee; and

  —
  Corporate Governance Committee.

        The composition and duties of these Committees shall be as set forth in the applicable Committee Charters, which are attached to these Regulations and incorporated herein by reference.

Section 4    Chairman and Chief Executive Officer, Vice Chairmen,
Lead Director, Deputy Chief Executive Officer

Article 18    Chairman and Chief Executive Officer and Vice Chairmen

        The Board of Directors shall elect a Chairman and Chief Executive Officer. In addition to other duties described in these Regulations and the Articles of Incorporation, the Chairman and Chief Executive Officer shall have the following duties: as the Chairman, to provide leadership to the Board of Directors in its governance role, and as Chief Executive Officer, to provide leadership to the operations of the Business.

        In addition, the Board may designate one or more Vice Chairmen.

Article 19    Lead Director

        If the Chairman of the Board of Directors also serves as the Chief Executive Officer of the Company, the Board of Directors shall elect a Lead Director who will have the following duties:

  a)
  ensuring an orderly process in evaluating the performance of the Chairman and Chief Executive Officer;

  b)
  chair the sessions of the independent members of the Board; and

  c)
  in case of a crisis or matter requiring the separate consideration or decision of the independent members of the Board of Directors, leading the independent members of the Board of Directors.

Article 20    Deputy Chief Executive Officer

        The Chairman and Chief Executive Officer may appoint a deputy who shall be his legal representative in his functions as Chief Executive Officer of the Company in the event of his incapacity.

Section 5    Executive Committee

Article 21    Members of Executive Committee

        The Executive Committee shall consist in principle of the Chairman and Chief Executive Officer of the Company and the following members:

  —
  the Chief Financial Officer of the Company;

  —
  the Head of the Company's Pharmaceuticals division;

  —
  the Head of the Company's Consumer Health division;

  —
  the Head of the Company's Pharmaceuticals Research;

  —
  the Head of the Company's Human Resources Department;

  —
  the Head of the Company's Legal and General Affairs Department; and

  —
  such other members as may be appointed by the Board of Directors from time to time.

        Each member of the Executive Committee shall serve at the discretion of the Board of Directors.

Article 22    Duties of Executive Committee

        The Executive Committee is responsible for the management of the Business and functions as a co-ordination committee independent of any legal entity of the Group.

        In particular, and without limitation, the Executive Committee shall have the following duties:

  a)
  implementation of the strategies and policies agreed upon by the Board of Directors;

  b)
  regular assessment of attainment of the targets for the Business;

  c)
  to draw up corporate policies, strategies and strategic plans for the attention of and approval by the Board of Directors or its Committees;

  d)
  to draw up and submit to the Chairman's Committee for approval or advice the following matters:

  —
  appointments to and removals from positions of material significance to the Business, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  —
  capital investments, financial measures, and the acquisition of companies, participations and businesses of material significance to the Company, in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  —
  the revenue, financial, and investment budgets of the Business and its divisions, business units and supporting functions, including any addenda thereto;

  e)
  to implement the matters approved by the Chairman's Committee;

  f)
  to prepare and submit quarterly and annual reports for the attention of and the approval by the Board of Directors or its Committees, and to keep the Board of Directors informed of all matters of fundamental significance to the Business;

  g)
  appointments and promotions of senior management subject to such standards as shall be adopted by the Board of Directors from time to time;

  h)
  to systematically select and promote new and potential management personnel;

  i)
  to implement modifications to the organisation of the Business to ensure efficient operation of the Business and attainment of optimised consolidated results;

  j)
  to promote an active internal and external communications policy;

  k)
  to approve significant agreements with third parties and business activities involving high risks in accordance with such regulations and instructions as are promulgated by the Board of Directors from time to time;

  l)
  to ensure that management capacity, financial and other resources are provided and used efficiently;

  m)
  to promulgate guidelines, including guidelines for planning, controlling, reporting, finance, personnel, information and other technologies; and

  n)
  to deal with such other matters as are delegated by the Board of Directors to the Executive Committee from time to time.

Article 23    Sub-committees of the Executive Committee

        The Executive Committee may delegate to sub-committees duties mentioned in Article 22. The Chairman and Chief Executive Officer shall ensure proper reporting of all such sub-committees to the Executive Committee or the Board of Directors as the case may be.

Article 24    Divisions and Business Units

        The Business shall have two operating divisions—the Pharmaceuticals division and the Consumer Health division—and business units shall be allocated to each of them.

        Each division shall be headed by a Division Head who shall be responsible for:

  a)
  the management of the division and its business units;

  b)
  the implementation within the division and its business units of corporate policies and strategies approved by the Board of Directors;

  c)
  the drawing-up of proposals of new strategies and policies and organisational changes for the attention of the Executive Committee; and

  d)
  the proper reporting by the division and its business units to the Executive Committee, including the implementation under the supervision of the Chief Executive Officer and Chief Financial Officer of appropriate disclosure controls and procedures and internal controls.

Article 25    Local Companies

        The Business shall primarily be conducted through local divisional or business unit companies. Where the local business is organized in the form of a multi-business unit company, all business units will have to contribute adequately to an optimal result.

        Country Presidents and Country Heads shall be responsible for the proper implementation of Group policies by the local business units and shall provide services and support to the local business units with their staff.

        All local companies shall operate under the management of their respective board of directors which may delegate the management of such companies to executive bodies according to applicable laws and regulations.

Section 6    Internal Audit

Article 26    Duties of Internal Audit

        Novartis Auditing shall have the following duties:

  a)
  to carry out operational and system audits, assisting the organizational units in the accomplishment of objectives by providing an independent approach to the evaluation, improvement, and effectiveness of their risk management and internal control framework. All organizational units of the Group are subject to audit;

  b)
  to prepare reports regarding the audits it has performed, and to report to the Audit and Compliance Committee and the Chairman of the Board of Directors any actual or suspected irregularities without delay; and

  c)
  to perform such other functions and audits as are assigned to it by the Board of Directors, the Chairman of the Board of Directors or the Audit and Compliance Committee from time to time.

Section 7    Effectiveness, Amendments

Article 27    Effectiveness, Amendments

        These Regulations shall enter into effect on this 15th day of April 2003, and shall replace the Regulations governing the internal organisation of Novartis AG 21 August 2002.

        These Regulations may only be amended or replaced by the Board of Directors.

Basel, 15 April 2003

Dr. Daniel Vasella Chairman	Dr. Ingrid Duplain Corporate Secretary

Charter        The Chairman's Committee of Novartis AG

Mission Statement

        The Chairman's Committee will deal with business matters which fall within the authority of the Board of Directors that may arise in between meetings of the Board of Directors, will assist the Chairman of the Board of Directors and CEO (the "Chairman") in fulfilling his responsibilities with respect to the stewardship of Novartis AG (the "Company"), and will perform such other tasks as may be delegated to it by the Board of Directors.

Organisation

        The Chairman's Committee shall consist of three to five members of the Board of Directors: the Chairman, the Vice Chairman or Chairmen, and such other members as the Board of Directors may elect. The members of the Chairman's Committee shall serve at the discretion of the Board of Directors.

        The Chairman shall preside over the meetings of the Chairman's Committee.

        The Chairman shall convene a meeting of the Chairman's Committee as often as required by the business of the Company, or if requested in writing by one of its members.

        Invitations to meetings of the Chairman's Committee shall set forth the items on the agenda.

Roles and Responsibilities

        The Chairman's Committee has the following duties:

  a)
  to comment on all matters falling within the authority of the Board of Directors before the latter makes any decision on such matters;

  b)
  to deal with all business matters which fall within the authority of the Board of Directors that may arise in between meetings of the Board of Directors, including the ability to take any preliminary and required action on behalf of the Board of Directors in urgent cases and to inform the Board of Directors of all such matters and the actions taken;

  c)
  to make all preparations for each meeting of the Board of Directors;

  d)
  to recommend for approval by the full Board appointments proposed by the Chairman/CEO for key positions directly reporting to the Chairman/CEO;

  e)
  to approve, upon application of the Executive Committee, capital investments, financial measures, and the acquisition or divestiture of companies, participations and businesses of material significance in accordance with such regulations and standards as are promulgated by the Board of Directors from time to time;

  f)
  to submit to the Board of Directors any matters which the Chairman's Committee deems appropriate, including matters mentioned in subparagraph (e) above; and

  g)
  to deal with such other matters as may be delegated to the Chairman's Committee by the Board of Directors from time to time.

Effective: 15 April 2003

Charter        The Compensation Committee of Novartis AG

Mission Statement

        The Compensation Committee will recommend, review and approve Novartis Compensation Policies and Programs as well as individual executive compensation to retain and attract associates who are needed for ensuring the competitiveness and long-term success of the business, and will perform such other tasks as may be delegated to it by the Board of Directors.

Organisation

        The Compensation Committee shall consist of three to four members of the Board. These members shall be independent of the Company and its affiliates, shall have no material relationship to the Company or its affiliates and shall otherwise meet the independence standards required by applicable law, regulation and listing requirements. In particular, none shall have been employed by the Company or its affiliates during the last five years.

        The Board will designate one member of the Compensation Committee as its chairperson.

        The Compensation Committee shall meet at least two times a year. The Chairman and CEO is not a member of the Compensation Committee, but he attends all sessions, except the one during which his performance and remuneration are being discussed and determined.

        The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Board member or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Roles and Responsibilities

        The Compensation Committee shall have the following roles and responsibilities:

  —
  to recommend and review Compensation Policies and Programs for approval by the full Board;

  —
  to review periodically and make recommendations to the Board regarding any long-term incentive compensation or equity plans, the appropriateness of the allocation of benefits under the plans and the extent to which the plans are meeting their intended objectives. Where appropriate, the Compensation Committee will recommend that the Board modify any plan that yields payments and benefits that are not reasonably related to employee or Company performance;

  —
  to advise the Board of Directors on the compensation of nonexecutive Board members;

  —
  to review and approve the objectives relevant to the Chairman and CEO's compensation, to evaluate his performance on a regular basis and to determine and decide his remuneration. In determining the long-term incentive component of the Chairman and CEO's compensation, the Compensation Committee shall consider the Company's as well as the CEO's performance;

  —
  to review and approve the remuneration proposals for members of the Executive Committee, global business unit heads and other key executives with a yearly compensation in excess of USD 1 million;

  —
  to inform the Board of Directors about policies and programs as well as statistical comparisons of compensation levels at key competitors;

  —
  to review and reassess the adequacy of this Charter annually and to submit proposed changes to the Board for approval; and

  —
  to conduct an annual self-evaluation of the Compensation Committee's own performance.

Effective: 15 April 2003

Charter        The Audit and Compliance Committee of Novartis AG

Mission Statement

        The Audit and Compliance Committee ("ACC") will assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of Novartis AG (the "Company") and its affiliated companies' (the "Group") accounting and financial reporting practices, and its compliance with law and regulatory requirements. The ACC will maintain effective working relationships with the Board of Directors, Company management, and the internal and external auditors. The ACC has direct oversight responsibilities for internal control, internal audit, the external auditors, and compliance with law.

Organisation

        The ACC shall consist of three to five members of the Board of Directors.

        Members of the ACC shall have sufficient financial and compliance experience and ability to enable them to discharge their responsibilities as members. At least one of these members must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual possessing financial management expertise and at least one such member will be designated by the Board of Directors as an "audit committee financial expert".

        Members of the ACC shall be independent of the Group, shall have no material relationship to the Group and shall otherwise meet the independence standards required by applicable law, regulation and listing agreements. In particular, none shall have been employed by the Group or by the Group's current or former external auditors during the last five years and none shall be the beneficial owner of more than 10% of the Company's equity securities. The only remuneration that ACC members will receive from the Company shall be director's compensation for service on the Board and Committees. ACC members may only serve on the audit committee of two other public companies.

        The Board will designate one member of the ACC as its chairperson.

        The ACC will meet separately and periodically with management, internal and external auditors in executive sessions.

        The ACC will meet no less than 4 times a year. Special meetings may be convened as required.

        The chairperson of the ACC will report orally to the full Board on the results of these meetings. The ACC may invite to its meetings Company management, internal auditors, external auditors, and such other persons as the ACC deems appropriate in order to carry out its responsibilities. The ACC may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities. The internal and external auditors will be invited to make presentations to the ACC as necessary.

        The ACC shall have the authority to retain independent legal, accounting or other consultants to advise the ACC, and to conduct or authorize investigations into any matters within its scope of responsibilities.

        The Company shall provide appropriate funding, as determined by the ACC, for the payment of compensation to the external auditors and any outside advisors engaged by the ACC.

Roles and Responsibilities

        The ACC has the following roles and responsibilities:

Regarding External Auditors

1.
To evaluate the performance of the external auditors and to consider the external auditors' independence. In this context, the ACC will at least annually obtain, review and discuss with the external auditors a report from the external auditors regarding (a) the external auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the external auditors and the Group;

2.
To ensure that the lead audit partner of the external auditors and the audit partner responsible for reviewing the audit are rotated at least every five years, to consider rotation of the external audit firm itself, and to issue policies for the Company's hiring of employees or former employees of the external auditors who were engaged on the Group's account;

3.
On behalf of the full Board, which has fully delegated this task to the ACC, the ACC shall (i) select and nominate the external auditors for election by the Shareholders' Meeting (pursuant to mandatory Swiss company law), and (ii) be directly responsible for the oversight and compensation of the external auditors (including the resolution of any disagreement between management and the external auditors regarding financial reporting). The external auditors shall report directly to the ACC.

4.
On behalf of the full Board, which has fully delegated this task to the ACC, the ACC shall (pre-) approve the fees and terms for all engagement of the external auditors (i) for audit, review and attest services, and (ii) for all other services that are permissible under applicable statutory laws, regulations and listing standards. The ACC shall establish and maintain the required pre-approval procedures.

  The ACC shall approve (or not approve) on an individual basis audit related and other approvable services falling outside the pre-approved categories. The chairperson of the ACC is authorized to approve such services in urgent cases. Such approvals have to be minuted at the next meeting of the ACC.

5.
To review annually the external audit scope, audit plans and relevant processes, the results of the external audit, and whether recommendations made have been implemented by Company management;

6.
To discuss with the external auditors the results of their audits, any unusual items or disclosures contained in the audits, and the matters required by the US Statement on Auditing Standards No. 61, as revised, including the following:

—
The initial selection of and changes in significant accounting policies;

—
The methods used to account for significant or unusual transactions and the effects of significant accounting policies in controversial or emerging areas;

—
The process utilized by management to formulate significant accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates;

—
Audit findings and recommendations, including audit adjustments that either individually or in the aggregate have a significant effect on the audit;

—
The auditors' responsibility for other information presented with the audit results, such as a management report on financial status;

—
Any disagreements with management, whether or not satisfactorily resolved, concerning matters that individually or in the aggregate may be significant to the Company's or the Group's financial status or the auditor's report;

—
Significant matters that were the subject of consultations with other accountants;

—
Significant issues discussed with management with regard to the initial or recurring retention of the auditor; and

  —
  Any serious difficulties encountered in dealing with management during the performance of the audit.

Regarding Internal Auditors

7.
To review periodically the adequacy of the organizational structure, budget and qualifications of the internal audit staff, and to give input periodically to the Board of Directors and the Chairman and CEO regarding the performance of the senior internal auditing executive;

8.
To review annually the internal audit scope, audit plans and relevant processes, the results of internal audits, and whether recommendations made in the audits have been implemented by Company management;

9.
To periodically discuss with the external auditors the items mentioned in sections 7. and 8. above.

Regarding the Company's and the Group's Accounting Policies

10.
To review with external auditors, internal auditors and the financial and accounting personnel of the Company whether the accounting policies and financial controls are appropriate, adequate and effective;

Regarding Financial Reporting

11.
To review and discuss with management and the external auditors the quarterly and annual Group financial statements (including the sections on Operating and Financial Review and Prospects) to consider whether they conform to accepted accounting principles and the standards set by the Company and to understand significant transactions, significant business risk, or other unusual items or disclosures in these statements;

12.
On behalf of the Board, which has fully delegated this task to the ACC, to

(i)
review and approve the quarterly Group financial statements for the first three quarters of each calendar year and the corresponding financial results releases. The full Board remains responsible for the approval of the annual financial statements of the Company and the Group and of the corresponding financial results releases and it shall also be provided with the quarterly financial statements for the first three quarters of each calendar year at the same time as they are submitted to the ACC for review and approval.

(ii)
review with management the policy on financial information and earnings guidance provided to analysts and rating agencies;

13.
To review with management and the external auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles, estimates and financial disclosure practices used in the preparation of the financial statements and other public reports;

Regarding Compliance with Law

14.
To review major issues regarding the status of the Company's compliance with laws and regulations, as well as major legislative and regulatory developments that may have a significant impact on the Company;

15.
To review the processes and procedures for management's monitoring of compliance with local laws. To this end, the ACC will review periodic reports submitted by those persons the ACC has designated as responsible for compliance with law;

Regarding Risk Management

16.
To review the processes and procedures for management's monitoring of any significant risks or exposures the Group may face. To this end, at least once per year, the ACC will review reports submitted by management and give guidance and direction on how risk management is to be conducted;

17.
To review with management, internal auditors and external auditors any significant risks or exposures the Group may face, and to assess the steps management has taken to minimize such risks;

Regarding Compliance with Policies

18.
To review compliance by management of the Company with those Company policies designated by the Board from time to time, including the Code of Conduct, the Code of Ethics for the CEO and the senior financial officers, and the Insider Trading Policy. To this end, the ACC will review periodic reports submitted by those persons the ACC has designated as responsible for implementation of and compliance with such Policies and give guidance and direction on how said Policies are to be administered;

19.
To oversee the Company's participation in the Global Compact. To this end, the ACC will review periodic reports submitted by those persons the ACC has designated as responsible for implementation of the Company's participation in the Global Compact and compliance of the Company with its undertakings with respect to the Global Compact, particularly the Steering Committee which has the overall responsibility for the implementation of the Corporate Citizenship Policy into the business practices of the group;

Other

20.
To review the financial expertise and literacy of each ACC member to determine whether he or she meets the applicable legal standards and to propose to the Board the appropriate determination and its disclosure.

21.
To establish procedures for (a) the receipt, retention and treatment of complaints received by the Group regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Group of concerns regarding questionable accounting or auditing matters;

22.
To review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof;

23.
To review such other matters in relation to the Group's accounting, auditing, financial reporting and compliance with law as the ACC may, in its own discretion, deem desirable in connection with the review functions described above;

24.
To review and reassess the adequacy of this Charter annually and to submit proposed changes to the Board for approval.

25.
To conduct an annual self-evaluation of the ACC's own performance.

Effective: 15 April 2003

Charter        The Corporate Governance Committee of Novartis AG

Mission Statement

        The Corporate Governance Committee ("CGC") will assist the Board of Directors ("Board") in fulfilling its responsibilities with respect to (i) the manner in which the Board conducts its stewardship of Novartis AG ("Company") and (ii) the identification of individuals who are qualified to become (or be reelected as) Board members.

Organisation

        The CGC shall consist of three to five members of the Board. These members shall be independent of the Company and its affiliates, shall have no material relationship to the Company or its affiliates and shall otherwise meet the independence standards required by applicable law, regulation and listing agreements. In particular, none shall have been employed by the Company or its affiliates during the last five years.

        The Board will designate one member of the CGC as its chairperson.

        The CGC will meet no less than two times a year. Special meetings may be convened as required.

        The chairperson of the CGC will report orally to the full Board on the results of these meetings.

        The CGC may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities. The CEO attends the meetings as guest. The Committee may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities.

        The CGC shall have the sole authority to retain and terminate any search firm to be used to identify candidates for election to the Board and shall have sole authority to approve the search firm's fees and other retention terms. The CGC shall also have authority to obtain advice and assistance from internal and external legal, accounting or other advisors.

Roles and Responsibilities

        The Committee has the following roles and responsibilities:

General

1.
Develop principles of corporate governance and recommend them to the Board for its approval;

2.
Review at least annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

3.
Recommend to the Board for its approval changes to the Regulations of the Board of Directors;

4.
Consult with the Chairman and Chief Executive Officer in carrying out the duties of the CGC;

Shareholders

5.
Review periodically the Articles of Incorporation of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholders rights;

6.
Review the procedures and communication plans for shareholder meetings to ensure that the rights of shareholders are fully protected, that required information on the Company is adequately presented and that the meeting promotes effective communication between the Company and its shareholders on matters of importance;

7.
Recommend to the Board ways and means for the Board and Management of the Company to communicate with shareholders between general meetings of the shareholders;

Board Composition

8.
Review the composition and size of the Board in order to ensure the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

9.
Determine the criteria for selection of the Chairman, Board members and Board committee members;

10.
Review Board policies on age and term limits for Board members;

11.
Plan for continuity on the Board as existing Board members retire or rotate off the Board;

12.
Prepare and annually review succession plans for the Chairman and Chief Executive Officer in case of his resignation, retirement or death;

13.
Review and, if necessary, recommend to the Board an appropriate course of action upon the taking on of additional directorships by or the resignation of current Board members;

14.
Evaluate the performance of current Board members proposed for reelection, and recommend to the Board as to whether members of the Board should stand for reelection;

15.
With the participation of the Chairman, actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board;

16.
With the Chairman and the Corporate Secretary, maintain an orientation program for new Board members and an on-going education program for existing Board members.

Evaluation of Performance

17.
The CGC shall also annually review its own performance and ensure that an annual self-evaluation of the Board as a whole is carried out;

Board Committees

18.
With the Chairman, periodically review the Board regulations and the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

19.
With the Chairman, recommend to the Board persons to be members of Board committees;

20.
Ensure that each Board Committee is comprised of members suitable for the tasks of the Committee and that each Committee conducts the required number of meetings and makes sufficient reports to the Board on its activities and findings;

Conflicts, Other Directorships and Board member independence

21.
Review directorships and consulting agreements of Board members for conflicts of interest. All members of the Board are required to report directorships and consulting agreements to the corporate general counsel;

22.
Clear actual and potential conflicts of interest a Board member may have and issue to a Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such a conflict;

23.
Annually submit to the full Board a proposal concerning the determination of the independence status of the Board members and the corresponding disclosure (as required by applicable laws, regulations and listing standards).

General

24.
Take such other actions regarding the manner of governance of the Company, including the adoption of principles of corporate governance, from time to time that are in the best interests of the Company and its stakeholders, as the Committee shall deem appropriate.

Effective: 15 April 2003

Appendix        Summary of Independence Criteria for Board and Audit Committee

        The board of directors must affirmatively determine that all of the following criteria are met in relation to the majority of the members of the Board and any member of the audit committee.

1.     No Material Relationship

        The member must have no "material relationship" with Novartis AG or with any of its affiliates, either directly or as a partner, shareholder or officer of an organization that has the material relationship.

        "Material relationship" is based on overall facts and circumstances and could include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

2.     Stock Ownership

        Board and audit committee members are no longer considered to be independent if the level of their ownership of Novartis AG stock exceeds 10%.

3.     Compensation

        The member must not receive any consulting, advisory or other compensatory fee from Novartis AG except in his or her capacity as a board or audit committee member.

        Payments made indirectly to the member, such as to a member's spouse or child, or to a company providing advisory services to Novartis AG in which the member is a principal or partner (examples of advisory services are accounting, consulting, legal, investment banking and financial) are prohibited.

        Ordinary course commercial business relationships between Novartis AG and a company with which the member has a relationship are permitted if the board determines that they do not create a "material relationship" between Novartis AG and the member.

4.     Member of the Board of Parent and Majority-owned Subsidiary

        A member may sit on the boards of both Novartis AG and a majority-owned subsidiary if the member meets the independence requirements with respect to both companies.

5.     Specific Prohibitions for 5 Years before Appointment begins

        The member must not have been:

  —
  a Novartis AG employee unless 5 years have lapsed since the end of the employment,
  —
  affiliated with or employed by a present or former auditor of Novartis AG (or an affiliate of such an auditor) unless 5 years have lapsed since the end of the affiliation or auditing relationship,
  —
  a member of a board in a company where the CEO or an other executive officer of Novartis AG serves on the compensation committee (interlocking directorate), unless 5 years have lapsed, or
  —
  an immediate family member of anyone in the previous three categories.

        Employment of a family member in a non-officer position at Novartis AG is permitted.

6.     Limit for simultaneous Audit Committee Appointments at public Companies

        The member may not simultaneously serve on the audit committees of more than 2 other public companies except if the board has made the determination that these commitments do no impair effectiveness.

Effective: 15 April 2003

QuickLinks

  Exhibit 1.2
Regulations of the Board and Committee Charters of Novartis AG
Table of contents
Regulations of the Board of Novartis AG
Section 1 General Provisions
Section 2 Board of Directors
Section 3 Committees of the Board of Directors
Section 4 Chairman and Chief Executive Officer, Vice Chairmen, Lead Director, Deputy Chief Executive Officer
Section 5 Executive Committee
Section 6 Internal Audit
Section 7 Effectiveness, Amendments
Charter The Chairman's Committee of Novartis AG
Charter The Compensation Committee of Novartis AG
Charter The Audit and Compliance Committee of Novartis AG
Charter The Corporate Governance Committee of Novartis AG
Appendix Summary of Independence Criteria for Board and Audit Committee